UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014
____________________
DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
____________________

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code:
(804) 217-5800

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Dynex Capital, Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2014 (the “2014 Annual Meeting”), at which four proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 10, 2014 (the “2014 Proxy Statement”). A quorum of the Company’s common shares was present for the 2014 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected seven directors to serve for a one-year period until the 2015 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. The name of each director elected, and the votes cast for such individuals, are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	26,215,894	393,070	21,694,085
Byron L. Boston	26,215,245	393,719	21,694,085
Michael R. Hughes	26,240,251	368,713	21,694,085
Barry A. Igdaloff	26,192,062	416,902	21,694,085
Valerie A. Mosley	26,230,379	378,585	21,694,085
Robert A. Salcetti	26,233,268	375,696	21,694,085
James C. Wheat, III	26,232,051	376,913	21,694,085

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as disclosed in the 2014 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
25,096,108	1,274,386	238,470	21,694,085

Proposal 3 - Shareholders approved a proposal to re-approve the material terms of the performance goals under the Dynex Capital, Inc. 2009 Stock and Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
25,522,469	885,636	200,859	21,694,085

Proposal 4 - Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2014. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions	Broker Non-Votes
47,380,459	673,940	248,650	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 21, 2014	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer